Exhibit 99.1

OneSpaWorld Provides COVID-19 Related Business Update

Nassau, Bahamas, March 24, 2020 – OneSpaWorld Holdings Limited (NASDAQ: OSW) (“OneSpaWorld,” or the “Company”), the pre-eminent global provider of health and wellness services and products on-board cruise ships and in destination resorts around the world, today announced actions approved by its Board of Directors in response to the COVID-19 pandemic.

Leonard Fluxman, Executive Chairman of OneSpaWorld, commented, “Consistent with the guidance provided by the Centers for Disease Control and Prevention, our cruise line partners have voluntarily suspended all voyages through April 30, 2020, and all of our U.S and Caribbean-based destination resort spas have been temporarily closed. Under these unprecedented global market conditions, we are focused first and foremost on the safety of our staff and on maintaining our high state of readiness when normalized operations return. To this end, in addition to deferring all non-essential expenditures, as approved by the Board of Directors, the Company has deferred its scheduled dividend payment, and withdrawn its previously announced dividend program pending clarity on the impact of the COVID-19 pandemic. With these actions, we believe we remain well positioned as business conditions stabilize buoyed by our strong leadership position, highly-efficient business model and global operating platform.”

As a result of the COVID-19 pandemic, the Company has taken the following actions:

•	Closed all spas on cruise ships where voyages have been cancelled;

•	Closed all U.S and Caribbean based destination resort spas;

•	Closed the majority of Asian based destination resort spas;

•

Withdrawn its first quarter and full year 2020 guidance issued on February 26, 2020, noting that it continues to expect a meaningful negative impact from cancelled voyages and resort spa closures, but cannot provide a reasonable basis for guidance at this time;

•	Increased financial flexibility by securing and reallocating capital resources, including:

•	repatriated 25% of all cruise ship personnel and therefore has no ongoing expense related to these employees;

•	in the process of repatriating substantially all remaining cruise ship personnel as soon as practicable;

•	furloughed 96% of US and Caribbean based destination resort spa personnel;

•	eliminating all non-essential operating and capital expenditures;

•	deferring payment of its dividend declared on February 26, 2020, for payment on May 29, 2020 to shareholders of record on April 10, 2020, until the Board of Directors reapproves its payment; and

•	withdrawing its dividend program until further notice.

The Company’s CEO, Glenn Fusfield, commented “We will draw on the strength of our cohesive, highly-experienced operating team, our irreplicable global platform, and our long-standing partnerships with our cruise line and resort partners to emerge from this incredibly turbulent time to regain our decades old record of profitable growth.”

About OneSpaWorld

OneSpaWorld is one of the largest health and wellness services companies in the world. OneSpaWorld’s distinguished spas offer guests a comprehensive suite of premium health, wellness, fitness and beauty services, treatments, and products currently onboard 176 cruise ships and at 68 destination resorts around the world. OneSpaWorld holds a leading market position within the international leisure market built upon its exceptional service standards, expansive global recruitment, training and logistics platforms, and a history of service and product innovation that has enhanced its guests’ personal care experiences while vacationing for over 50 years.

On March 19, 2019, OneSpaWorld completed a series of mergers pursuant to which OSW Predecessor (“OSW”), comprised of direct and indirect subsidiaries of Steiner Leisure Ltd., and Haymaker Acquisition Corp. (“Haymaker”), a special purpose acquisition company, each became indirect wholly owned subsidiaries of OneSpaWorld (the “Business Combination”). Haymaker is the acquirer and OSW the predecessor, whose historical results have become the historical results of OneSpaWorld.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates, and projections of the Company may differ from its actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” or the negative or other variations thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance of the Company, including projected financial information (which is not audited or reviewed by the Company’s auditors), and the future plans, operations and opportunities for the Company and other statements that are not historical facts. These statements are based on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Factors that may cause such differences include, but are not limited to: the demand for the Company’s services together with the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors or changes in the business environment in which the Company operates; changes in consumer preferences or the market for the Company’s services; the impact of the COVID-19 pandemic on our results of operation and liquidity for the foreseeable future; changes in applicable laws or regulations; the availability or competition for opportunities for expansion of the Company’s business; difficulties of managing growth profitably; the loss of one or more members of the Company’s management team; loss of a major customer and other risks and uncertainties included from time to time in the Company’s reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication.

Contact:

ICR:

Investors:

Allison Malkin, 203-682-8225

allison.malkin@icrinc.com

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